AGREEMENT AND PLAN OF MERGER


                                  by and among


                         L-3 COMMUNICATIONS CORPORATION,


                          ANGEL ACQUISITION CORPORATION


                                       and


                                AYDIN CORPORATION





                                  March 1, 1999

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I

         THE OFFER AND MERGER..................................................1
         Section 1.1  The Offer................................................1
         Section 1.2 Company Actions...........................................3
         Section 1.3  Directors................................................4
         Section 1.4  The Merger...............................................5
         Section 1.5  Effective Time...........................................6
         Section 1.6  Closing..................................................6
         Section 1.7  Directors and Officers of the Surviving Corporation......7
         Section 1.8  Stockholders' Meeting....................................7
         Section 1.9  Merger Without Meeting of Stockholders...................7

ARTICLE II

         CONVERSION OF SECURITIES..............................................8
         Section 2.1  Conversion of Capital Stock..............................8
         Section 2.2  Exchange of Certificates.................................8
         Section 2.3  Lost Certificates.......................................10
         Section 2.4  Dissenting Shares.......................................10
         Section 2.5  Company Option Plans....................................10

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................11
         Section 3.1  Organization............................................11
         Section 3.2  Capitalization..........................................11
         Section 3.3  Authorization; Validity of Agreement; Company Action....12
         Section 3.4  Consents and Approvals; No Violations...................13
         Section 3.5  SEC Reports and Financial Statements....................14
         Section 3.6  No Undisclosed Liabilities..............................14
         Section 3.7  Absence of Certain Changes..............................14
         Section 3.8  Employee Benefit Plans; ERISA...........................15
         Section 3.9  Litigation..............................................17
         Section 3.10  No Default; Compliance with Applicable Laws............17
         Section 3.11  Taxes..................................................17
         Section 3.12  Real Property..........................................18
         Section 3.13  Environmental Matters..................................18
         Section 3.14  Information in Schedule 14D-1..........................19

                                        i

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         Section 3.15  State Takeover Laws....................................19
         Section 3.16  Voting Requirements....................................19
         Section 3.17  Year 2000..............................................20

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF
           PARENT AND THE PURCHASER...........................................20
         Section 4.1  Organization............................................20
         Section 4.2  Authorization; Validity of Agreement; Necessary Action..20
         Section 4.3  Consents and Approvals; No Violations...................21
         Section 4.4  Information in Proxy Statement; Schedule 14D-9..........22
         Section 4.5  Financing...............................................22
         Section 4.6  Purchaser's Operations..................................22
         Section 4.7  No Recourse.............................................22

ARTICLE V

         COVENANTS............................................................22
         Section 5.1  Interim Operations of the Company.......................22
         Section 5.2  Approvals and Consents; Cooperation.....................25
         Section 5.3  Access to Information...................................26
         Section 5.4  Employee Benefits.......................................26
         Section 5.5  No Solicitation.........................................27
         Section 5.6  Brokers or Finders......................................28
         Section 5.7  Publicity...............................................28
         Section 5.8  Notification of Certain Matters.........................28
         Section 5.9  Directors' and Officers' Insurance and Indemnification..29
         Section 5.10  Stockholder Litigation.................................30
         Section 5.11  Further Assurances.....................................30
         Section 5.12  State Takeover Statutes................................31

ARTICLE VI

         CONDITIONS...........................................................31
         Section 6.1  Conditions to Each Party's
                      Obligation To Effect the Merger.........................31

ARTICLE VII

         TERMINATION..........................................................32
         Section 7.1  Termination.............................................32
         Section 7.2  Effect of Termination...................................34
         Section 7.3  Termination Fee.........................................34

                                       ii

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ARTICLE VIII

         MISCELLANEOUS........................................................35
         Section 8.1  Amendment and Modification..............................35
         Section 8.2  Nonsurvival of Representations and Warranties...........35
         Section 8.3  Notices.................................................35
         Section 8.5  Interpretation..........................................37
         Section 8.6  Counterparts............................................37
         Section 8.7  Entire Agreement; Third Party Beneficiaries.............37
         Section 8.8  Severability............................................37
         Section 8.9  Governing Law...........................................38
         Section 8.10  Jurisdiction...........................................38
         Section 8.11  Assignment.............................................38
         Section 8.12  Guarantee..............................................38

ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of March 1, 1999 (the "Agreement"), by and among L-3 Communications Corporation, a Delaware corporation ("Parent"), Angel Acquisition Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent (the "Purchaser"), and Aydin Corporation, a Delaware corporation (the "Company").

                           WHEREAS,  the  Boards of  Directors  of  Parent,  the
Purchaser and the Company each approved the acquisition of the Company on the terms and subject to the conditions set forth herein;

                           WHEREAS,  as a  first  step in the  acquisition,  the
Company and Parent each desire that Parent cause Purchaser to commence an offer (the "Offer") to purchase all of the issued and outstanding shares of common stock, $1.00 par value, of the Company (the "Shares"), on the terms and subject to the conditions set forth in this Agreement and the Offer Documents (as defined below) and the Board of Directors of the Company (the "Company Board") has unanimously approved the Offer and has determined to recommend that the Company's stockholders accept the Offer and tender their Shares pursuant thereto;

                           WHEREAS, to complete the acquisition,  the respective
Boards of Directors of Parent, Purchaser and the Company have approved the merger of Purchaser with and into the Company, wherein each issued and outstanding Share not owned directly or indirectly by Parent, Purchaser or the Company will be converted into the right to receive the Merger Consideration (as defined below) on the terms and subject to the conditions of this Agreement (the "Merger"); and

                           WHEREAS,   the   parties   desire  to  make   certain
representations, warranties and covenants in connection with the Merger and the Offer and also to prescribe various conditions to the Merger and the Offer.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                              THE OFFER AND MERGER

                  Section 1.1 The Offer. (a) Subject to the terms and conditions of this Agreement, as promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer to purchase for cash all of the issued and outstanding Shares, at a price of $13.50 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"). The Offer shall be subject to there being validly tendered and not withdrawn prior to the expiration of the Offer, at least a majority of the Shares outstanding on a fully diluted basis as of the expiration of the Offer (the "Minimum Condition") and to the other conditions set forth in Annex A hereto (including the Minimum Condition, herein referred to as the "Offer Conditions"). The Purchaser shall, subject to the terms of this Agreement, including the prior satisfaction or waiver (except that the Minimum Condition may not be waived without the consent of the Company) of the Offer Conditions, accept for payment and pay for any Shares tendered and not withdrawn pursuant to the Offer as soon as possible after the expiration thereof. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the Offer terms set forth in this Agreement. The Purchaser expressly reserves the right, in its sole discretion, to waive any such condition and make any other changes in the terms and conditions of the Offer not inconsistent with the provisions of this Agreement, provided that, the Purchaser shall not amend or waive the Minimum Condition and shall not decrease the Offer Price or decrease the number of Shares sought, or amend any other condition of the Offer in any manner adverse to the holders of the Shares without the prior written consent of the Company (such consent to be authorized by the Company Board or a duly authorized committee thereof). Notwithstanding the foregoing, the Purchaser shall, and Parent agrees to cause the Purchaser to, extend the Offer at any time up to May 10, 1999 for one or more periods of not more than 10 business days, or, if longer, for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer, if at the initial expiration date of the Offer, or any extension thereof, any condition to the Offer (other than the Minimum Condition) is not satisfied or waived. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase in each case without the consent of the Company. Subject to the foregoing, it is agreed that the Offer Conditions are for the benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances giving rise to any such condition (including any action or inaction by the Purchaser or Parent not inconsistent with the terms hereof) or, except with respect to the Minimum Condition, may be waived by the Purchaser, in whole or in part at any time and from time to time, in its sole discretion.

                           (b) As soon as reasonably practicable on the date the
Offer is commenced, Parent and the Purchaser shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company for inclusion in the Offer Documents. Each of Parent and the Purchaser further agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and the Purchaser further agrees to take all steps necessary to cause the Offer
Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the initial Schedule 14D-1 before it is filed with the SEC. In addition, Parent and the Purchaser agree to provide the Company and its counsel in writing with any comments or other communications that Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

                  Section 1.2 Company Actions.

                           (a) The Company  hereby  approves of and  consents to
the Offer and represents that (i) the Company Board, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, unanimously
(A) determined this Agreement and the transactions contemplated hereby, including the Offer and the Merger (collectively, the "Transactions") are fair to and in the best interests of the holders of the Shares and approved the Transactions, and (B) declared this Agreement and the Merger advisable and resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger and (ii) PricewaterhouseCoopers Securities LLC (the "Financial Advisor") has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing) that the consideration to be received by holders of Shares pursuant to the Offer and the Merger is fair from a financial point of view. The Company has been authorized by the Financial Advisor to permit, subject to prior review and consent by such Financial Advisor (such consent not to be unreasonably withheld), the inclusion of such fairness opinion (or a reference thereto) in the Offer Documents and in the Schedule 14D-9 referred to below and the Proxy Statement referred to in Section 1.8. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company Board described in this Section 1.2(a). The Company represents that the actions set forth in this Section 1.2(a) and all other actions it has taken in connection therewith are, assuming that Parent and its affiliates do not own any Shares, sufficient to render the relevant provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") inapplicable to the Offer, the Merger and the Tender Agreements (as defined in Section 8.4(b)).

                           (b) Concurrently  with the commencement of the Offer,
the Company shall file with the SEC a  Solicitation/Recommendation  Statement on
Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall contain the recommendation referred to in clause (B) of Section 1.2(a) hereof, provided, that in the event of a Superior Proposal (as defined in Section 5.5) prior to such filing, the Company shall not be required to make such filing with such recommendations if a majority of the Company

Board determines in good faith, after receiving advice from its financial advisor and outside counsel, that making such filing would constitute a breach of the fiduciary duties of the Company Board under applicable law. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser in writing for inclusion in the Offer Documents. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the initial
Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel in writing with any comments or other communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

                           (c) In  connection  with the Offer,  the Company will
promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall furnish the Purchaser with such information and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the stockholders of the Company. Except for such steps as are necessary to disseminate the Offer Documents, Parent and the Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company, deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

                  Section 1.3  Directors.

                           (a)  Promptly  upon the  purchase  of and payment for
Shares by Parent or any of its subsidiaries which represent at least a majority of the outstanding Shares (on a fully diluted basis), and from time to time thereafter, the Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser, Parent and any of their affiliates bears to the total number of Shares then outstanding (such number being the "Board Percentage"). The Company shall, upon request of the Purchaser, cause Purchaser's designees to satisfy the Board Percentage, including without limitation increasing the size of the Company Board and securing resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elected to the Company Board, and shall cause Parent's designees to be so elected. Notwithstanding the foregoing, until the Effective Time (as defined in Section 1.5 hereof), the Company shall retain as members of the Company Board at least two directors who are directors of the Company on the date hereof (the "Company Designees"); provided, that subsequent to the purchase of and payment for Shares pursuant to the Offer, Parent shall always have its designees represent at least a majority of the entire Company Board. If at any time prior to the Effective Time there are less than two Company Designees on the Company Board, Parent, Purchaser and the Company shall either (i) use their reasonable efforts to appoint successors who are not affiliated with Parent or the Purchaser or (ii) permit the resigning Company Designee to appoint his or her successors in his or her reasonable discretion. The Company will use its reasonable best efforts to cause persons designated by Purchaser to constitute the same percentage as is on the Company Board of (i) each Committee of the Company Board, (ii) each board of directors of each Subsidiary of the Company and (iii) each committee of each such board, in each case only to the extent permitted by law. The Company's obligations under this Section 1.3(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Parent or the Purchaser will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1. Upon receipt of such information from Parent or the Purchaser, the Company shall include in the Schedule 14D-9 (as an annex or otherwise) the information required by Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company Board.

                           (b) From and after the time,  if any,  that  Parent's
designees constitute a majority of the Company Board, any amendment of this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or the Purchaser hereunder, any waiver of any condition or any of the Company's rights hereunder or other action by the Company hereunder may be effected only by the action of a majority of the directors of the Company then in office who either were directors of the Company on the date hereof or are not affiliated with Parent or the Purchaser, which action shall be deemed to constitute the action of the full Company Board; provided, that if there shall be no such directors, such actions may be effected by unanimous vote of the entire Company Board.

                  Section 1.4 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.5 hereof), the Company and the Purchaser shall consummate the Merger pursuant to which (a) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation"). The Surviving Corporation shall possess all the rights, privileges, powers and franchises and shall be subject to all of the restrictions, disabilities, duties, debts and obligations of the Company and the Purchaser, all as provided in the DGCL. At Parent's election (provided that such election shall not adversely affect the ability of the Company to consummate the transactions contemplated hereby, or cause a delay in the transactions contemplated hereby, and provided, further, that the Company shall not be deemed to have breached any of its representations or warranties herein if and to the extent such breach results from such election), the Merger may alternatively be structured so that (i) the Company and/or its Subsidiaries are merged with and into Parent, the Purchaser or any other direct or indirect subsidiary of Parent or (ii) any direct or indirect subsidiary of Parent other than Purchaser is merged with and into the Company. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election. Pursuant to the Merger, and without any further action on the part of the Company and the Purchaser, (x) the Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that Article FIRST of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "FIRST: The name of the corporation is L-3 Communications Aydin Corporation." and, as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (y) the By-laws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law and such By-laws. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

                  Section 1.5 Effective Time. As soon as practicable after satisfaction of the conditions in Article VI, Parent, the Purchaser and the Company will cause a certificate of merger in the form required by the DGCL (the "Certificate of Merger") to be executed and filed on the date of the Closing (as defined in Section 1.6 hereof) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware (the "Secretary of State"). The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

                  Section 1.6 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, unless another date or place is agreed to in writing by the parties hereto. The parties realize that time is of the essence to the transactions contemplated by this Agreement. Each of the parties thus undertakes to use its reasonable best efforts, either alone or in cooperation with the other parties, to ensure that the Merger occurs as soon as practicable following the date on which the Purchaser consummates the Offer.

                  Section 1.7   Directors    and   Officers  of  the   Surviving
Corporation. The directors and officers of the Purchaser at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                  Section 1.8  Stockholders' Meeting.

                           (a)  If  required  by  applicable  law  in  order  to
consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

                                    (i) duly call,  give notice of,  convene and
         hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

                                    (ii) prepare and file with the SEC under the
         Exchange Act and the rules and regulations promulgated thereunder a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable efforts to obtain and furnish the information required to be included in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and to have the Proxy Statement cleared by the SEC and cause a definitive proxy or information statement (the "Proxy Statement") to be mailed to its stockholders;

                                    (iii) use its  reasonable  efforts to obtain
         the necessary approvals of the Merger and this Agreement by its stockholders; and

                                    (iv) subject to the fiduciary obligations of
         the Company Board under applicable law as advised by independent counsel, include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement and, subject to the approval of the Financial Advisor, the written opinion of the Financial Advisor that the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair from a financial point of view.

                           (b) Parent  agrees that it will vote,  or cause to be
voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

                  Section 1.9 Merger Without Meeting of Stockholders. Notwithstanding Section 1.8 hereof, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire, together with the Shares owned by Parent, the Purchaser or any other subsidiary of Parent, at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or shares of common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock"):

                           (a)   Purchaser   Common   Stock.   Each  issued  and
outstanding share of Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation with the result that the Surviving Corporation will be a wholly owned subsidiary of Parent.

                           (b)  Cancellation of Treasury Stock and  Parent-Owned
Stock. All Shares that are owned by the Company as treasury stock and any Shares owned by Parent, the Purchaser or any other wholly owned Subsidiary (as defined in Section 8.4 hereof) of Parent shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                           (c) Exchange of Shares.  Each issued and  outstanding
Share (other than Shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares (if applicable and as defined in Section 2.4 hereof)), shall be converted into and become the right to receive, the Offer Price, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.2, less any required withholding taxes. As of the Effective Time by virtue of the Merger and without any action on the part of any holder, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, or to perfect any appraisal rights that such holder may have pursuant to Section 262 of the DGCL.

                  Section 2.2  Exchange of Certificates.

                           (a) Paying  Agent.  Parent shall  designate a bank or
trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.1(c). Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent, as Parent directs from time to time.

                           (b)  Exchange  Procedures.   As  soon  as  reasonably
practicable after the Effective Time, with the Company using its reasonable best efforts to cause the paying Agent to do so within three business days thereafter, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be required pursuant to the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Article II, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates.

                           (c) Transfer  Books; No Further  Ownership  Rights in
Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                           (d)  Termination  of Fund; No Liability.  At any time
following one year after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to the expiration of the applicable statute of limitations after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration payable to the holder of such Certificate representing Shares pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), any such Merger Consideration in respect of such Certificate will become the property of the Surviving Corporation, free and clear of all claims or interest of any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (a "Person") previously entitled thereto.

                  Section 2.3 Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, in accordance with the provisions of this Agreement.

                  Section 2.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to receive payment for such Dissenting Shares according to the DGCL. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to exercise dissenters' rights, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon.

                  Section 2.5 Company Option Plans. Parent and the Company shall take all actions necessary to provide that, effective as of the Effective Time, (i) each outstanding stock option to purchase Shares (collectively, "Options") granted under the Company's 1996 Equity Incentive Plan, 1994 Incentive Stock Option Plan, and 1984 Non-Qualified Stock Option Plan and those non-plan options referenced in subsection 3.2(iv) of this Agreement, whether or not then exercisable or vested, shall become fully exercisable and vested, (ii) each Option that is then outstanding shall be canceled and (iii) in consideration of such cancellation, and except to the extent that Parent or the Purchaser and the holder of any such Option otherwise agree, the Company (or at Parent's option, the Purchaser) shall pay to such holders of Options an amount in respect thereof equal to the product of (A) the excess, if any, of the Merger Consideration over the exercise price of each such Option and

(B) the number of Shares subject to such Option (such payment to be net of applicable withholding taxes).

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The  Company   represents  and  warrants  to  Parent  and  the
Purchaser as follows:

                  Section 3.1 Organization. Each of the Company and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such governmental approvals would not, either individually or in the aggregate, have a "Company MAE" (as defined in Section 8.4(b). The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, either individually or in the aggregate, have a Company MAE. The Company has delivered to Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and has made available to Parent the certificate of incorporation and by-laws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended to date. Neither the Company nor any of its Subsidiaries is in violation of any material provision of its Certificate of Incorporation or by-laws (or comparable organizational documents). Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 sets forth a complete list of the Company's active Subsidiaries.

                  Section 3.2   Capitalization. (a) The authorized capital stock
of the Company consists of 7,500,000 Shares. As of the date hereof, (i) 5,220,936 Shares are issued and outstanding, (ii) 0 Shares are issued and held in the treasury of the Company, (iii) 421,550 Shares are reserved for issuance upon exercise of outstanding Options granted under the Company Option Plans (as hereinafter defined) (iv) 11,000 Shares are reserved for issuance upon exercise of certain individual stock options granted to employees and directors of the Company, and (v) 200,000 Shares are reserved for issuance upon exercise of outstanding warrants to purchase common stock. All the outstanding Shares are, and all shares which may be issued pursuant to the exercise of outstanding Options when issued in accordance with the respective terms thereof will be, duly authorized, validly issued, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except (a) as disclosed on
Schedule 3.2, (b) as set forth above, and (c) for the transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (iii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or capital stock of the Company or any subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary, other than those required in the ordinary course of business of such subsidiaries, or any other entity and (iv) there are no equity equivalents, interests in the ownership or earnings of the Company or other similar rights.

                           (b) All the  outstanding  shares of capital  stock of
each Subsidiary have been validly issued and are fully paid and nonassessable and, except as disclosed on Schedule 3.2, are owned directly or indirectly by the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever ("Liens"). Except as disclosed on Schedule 3.2, no entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries taken as a whole.

                           (c) There are no voting trusts or other agreements or
understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries. None of the Company or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

                  Section 3.3 Authorization; Validity of Agreement; Company Action. (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject, in the case of the Merger, to obtaining the necessary approval of its stockholders, to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Company Board and, except for those actions obtaining the approval of the Merger from its stockholders as contemplated in Section 1.8, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and assuming due and valid authorization, execution and delivery hereof by the Parent and the Purchaser), is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (b) The  Company  Board  has  approved  and taken all
corporate action required to be taken by the Company Board for the consummation of the transactions contemplated by this Agreement, including the Transactions. The Company Board has also approved the transactions contemplated by this Agreement, including the Transactions, for the purposes of rendering the provisions of Section 203 of the DGCL inapplicable to such transactions and the Tender Agreements.

                  Section 3.4 Consents and Approvals; No Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, breach or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) except as disclosed on
Schedule 3.4, any loan or credit agreement, note, bond, mortgage, indenture, lease or other contract, agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or their respective properties or assets ("Contracts"), or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order or decree ("Order"), or statute, law, ordinance, rule or regulation ("Law") applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that, either individually or in the aggregate, would not have a Company MAE or prevent or materially delay the consummation of the Offer or the Merger. No Order, consent, approval, authorization or permit of, or registration, declaration or filing with, any federal, state, local or foreign government or any court, administrative or regulatory agency or commission or other governmental authority, agency or instrumentality (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby except for (1) the filing of a premerger notification and report form by the Company under the
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the SEC of (A) the Proxy Statement relating to the Special Meeting as contemplated by Section 1.8 hereof, (B) the Schedule 14D-9, and (C) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (3) the filing of the Certificate of Merger with the Secretary of State and appropriate documents with the Pennsylvania Securities Commission required to comply with an exemption from the Pennsylvania Takeover Disclosure Law; and (4) such filings, consents, approvals, Orders or authorizations the failure of which to be made or obtained would not, either individually or in the aggregate, have a Company MAE or prevent or materially delay the consummation of the Offer or the Merger.

                  Section 3.5 SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1996 under the Exchange Act (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"), each of which (except to the extent revised or superceded by a subsequently filed Company SEC Document) complied as to form in all material respects with the requirements of the Exchange Act. As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the Exchange Act. The financial statements of the Company (the "Company Financial Statements") included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997
(including the related notes thereto) (the "Company Form 10-K") and in the quarterly reports on Form 10-Q for the three fiscal quarters occurring since the Company Form 10-K have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal year end adjustments) and fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

                  Section 3.6 No Undisclosed Liabilities. Except (a) as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Pre-Signing Company SEC Documents") or on Schedule
3.6 hereto, and (b) for liabilities incurred in the ordinary course of business and consistent with past practice since September 30, 1998 which would not, either individually or in the aggregate, have a Company MAE, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) and could, either individually or in the aggregate, be reasonably expected to have a Company MAE.

                  Section 3.7 Absence of Certain Changes. Except as disclosed in the Pre-Signing Company SEC Documents or on Schedule 3.7 hereto, since September 30, 1998, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business in a manner consistent with past practice and there has not been (i) any changes in the financial condition, results of operations, assets, business or operations of the Company or any of its Subsidiaries that would reasonably likely materially delay or impair the ability of the Company to effect the closing of the transactions contemplated hereby or would reasonably be likely to cause a Company MAE,

(ii) any condition, event or occurrence, other than such conditions, events or occurrences which, either individually or in the aggregate, have not had and would not have a Company MAE, (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its Subsidiaries;
(iv) any change by the Company or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP;
(v) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock; (vi) any change by the Company or any of its Subsidiaries of any actuarial or other assumption used to calculate funding obligations with respect to any Company pension plans, or change in the manner in which contributions to any Company pension plans are made or the basis on which such contributions are determined; (vii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of it Subsidiaries, either individually or in the aggregate, in excess of $1.0 million; (viii) any labor dispute or any labor union organizing activity, or any actual or threatened strike, work stoppage, slowdown or lockout, or any material change in its relationship with employees, customers, distributors or suppliers; (ix) any revaluation by the Company of any of its material assets, including but not limited to writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (x) any entry by the Company or any of its Subsidiaries into any commitment or transactions material to the Company and its Subsidiaries taken as a whole other than in the ordinary course of business; (xi) receipt of any notice of termination or the occurrence of a default or the breach of any material Contract; and (xii) any other action which, if it had been taken after the date hereof, would have required the consent of Parent under Section 5.1 hereof.

                  Section 3.8  Employee Benefit Plans; ERISA.

                           (a)  Schedule  3.8  hereto  sets  forth a list of all
employee benefit plans, (including but not limited to plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA")), or severance, stock, bonus, option, profit sharing or change of control plans maintained by the Company, any of its Subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of section 4001(b)(15) of ERISA ("Benefit Plans") and all material employment and severance agreements with employees of the Company ("Employee Agreements"). True and complete copies of all Employee Agreements have been delivered to Parent by the Company.

                           (b) With  respect to each Benefit  Plan,  the Company
has delivered to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company or its Subsidiaries to their employees concerning the extent of the benefits provided under a Benefit Plan; and (iv) for the two most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney's response to an auditor's request for information.

                           (c) With  respect  to each  Benefit  Plan,  except as
otherwise disclosed to Parent: (i) if intended to qualify under section 401(a) or 401(k) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), such plan has received a determination letter from the Internal Revenue Service stating that it so qualifies and that its trust is exempt from taxation under section 501(a) of the Code; (ii) such plan has been administered in all material respects in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred which might reasonably be expected to give rise to material liability on the part of the Company; (iv) no disputes are pending, or, to the knowledge of the Company, threatened that might reasonably be expected to give rise to material liability on the part of the Company; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) or "reportable event" (as defined in Section 4043 of ERISA) has occurred that might reasonably be expected to give rise to material liability on the part of the Company; (vi) all contributions required to be made to such plan as of the date hereof (taking into account any extensions for the making of such contributions) have been made in full; and (vii) for each Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof.

                           (d) Except as disclosed  on Schedule  3.8, no Benefit
Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Benefit Plan a plan described in section 4063(a) of ERISA.

                           (e) Except as disclosed on Schedule 3.8, no liability
under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title. No Benefit Plan has incurred an accumulated funding deficiency, as defined in section 302 of ERISA or section 312 of the Code, whether or not waived.

                           (f)  With  respect  to each  Benefit  Plan  that is a
"welfare plan" (as defined in section 3(1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment (other than to the extent required by applicable law).

                           (g)  Except  as  set  forth  in  Section  2.5  or  as
disclosed on Schedule 3.8, no Benefit Plan exists that would result in the payment to any present or former employee of the Company or any of its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or its Subsidiaries as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

                  Section 3.9 Litigation. Except as disclosed in the Pre-Signing Company SEC Documents with reasonable specificity or on Schedule 3.9 hereto, there is no suit, action, claim, investigation or proceeding ("Litigation Matters") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their properties or assets, (i) except for such Litigation Matters as would not, either individually or in the aggregate, have a Company MAE or (ii) which seeks to delay or prevent the consummation of the transactions contemplated hereby. Except as disclosed on
Schedule 3.9, neither the Company nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award ("Orders") except for Orders which have not had and would not have, either individually or in the aggregate, a Company MAE or prevent or materially delay the consummation of the transactions contemplated hereby.

                  Section 3.10 No Default; Compliance with Applicable Laws. Except as set forth on Schedule 3.10 hereto, the business of the Company and each of its Subsidiaries is not in conflict with, or in default or violation of, any term, condition or provision of (i) its respective certificate of incorporation or bylaws or similar organizational documents, (ii) any Contract or (iii) any federal, state, local or foreign statute, Law, Order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which would not, either individually or in the aggregate, have a Company MAE. The Company and its Subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises from governmental and regulatory agencies required to conduct their respective businesses as now being conducted, except for such permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises the absence of which would not, either individually or in the aggregate, have a Company MAE.

                  Section 3.11 Taxes. (a) The Company and its Subsidiaries have (i) duly and timely filed (or there has been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as defined in Section 3.11(e)) required to be filed by them on or prior to the date hereof, other than those Tax Returns the failure of which to file would not, either individually or in the aggregate, have a Company MAE, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly and timely paid in full or made provision in accordance with generally accepted accounting principles (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as defined in Section 3.11(e)) shown to be due on such Tax Returns.

                           (b)  Except as set  forth on  Schedule  3.11  hereto,
there are no ongoing federal, state, local or foreign audits or examinations of any Tax Return of the Company or its Subsidiaries.

                           (c)  Except as set  forth on  Schedule  3.11  hereto,
there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by either the Company or any of its Subsidiaries with respect to any Taxes is currently in force.

                           (d) Except as set forth on Schedule 3.11, neither the
Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

                           (e)  "Taxes"  shall mean any and all taxes,  charges,
fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States Internal Revenue Service or any taxing authority (domestic or foreign), including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (domestic or foreign) with respect to Taxes.

                  Section  3.12   Real  Property.  Except   as    disclosed   on
Schedule 3.12, the Company and the Subsidiaries, as the case may be, have good and marketable title or valid leasehold rights to all real property purported to be owned by them or used in the conduct of their respective businesses as currently conducted free and clear of all Liens with only such exceptions as, either individually or in the aggregate, would not have a Company MAE.

                  Section 3.13 Environmental Matters. (a) Except as set forth in the Company SEC Documents or in Schedule 3.13:

                                    (i) the Company has not received any written
         communication from any person or entity (including any Governmental Entity) stating or alleging that it may be a potentially responsible party under Environmental Law (as defined in Section 3.13(b)) with respect to any actual or alleged environmental contamination; neither the Company nor, to the Company's knowledge, any Governmental Entity is conducting or has conducted any environmental remediation or environmental investigation which could reasonably be expected to result in liability for the Company under Environmental Law; and the Company has not received any request for information under Environmental Law from any Governmental Entity with respect to any actual or alleged environmental contamination, except, in each case, for communications, environmental remediation and investigations and requests for information which would not, either individually or in the aggregate, have a Company MAE;

                                    (ii) none of the soil or groundwater beneath
         the real property now or formerly (to the Company's knowledge) owned or operated by the Company or its Subsidiaries contains any Hazardous
         Substance (as defined by Environmental Law) in quantities or concentrations requiring investigation or remediation pursuant to Environmental

         Law, except where the presence of any such Hazardous Substance would not, either individually or in the aggregate, have a Company MAE.

                                    (iii)  the  Company  has  not  received  any
         written communication from any person or entity (including any Governmental Entity) stating or alleging that the Company may have violated any Environmental Law, or that the Company has caused or contributed to any environmental contamination that has caused any property damage or personal injury under Environmental Law, except, in each case, for statements and allegations of violations and statements and allegations of responsibility for property damage and personal injury which would not, either individually or in the aggregate, have a Company MAE; and

                                    (iv) all underground storage tanks ("UST's")
         on property currently owned by the Company comply with applicable Environmental Law, except for UST's which would not, either individually or in the aggregate, have a Company MAE.

                            (b)   For   purposes   of   this    Section    3.13,
"Environmental Law" means all applicable state, federal and local laws, regulations and rules, including common law, judgments, decrees and orders relating to pollution, the preservation of the environment, and the release of materials into the environment.

                  Section 3.14 Information in Schedule 14D-1. None of the information supplied or to be supplied by the Company specifically for inclusion in the Schedule 14D-1, at the time such document is first published, sent or given, at the date it is first mailed to the Company's stockholders, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  Section 3.15 State Takeover Laws. The Company has taken all action to exempt the transactions contemplated by this Agreement from all applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Delaware and, subject to the last sentence of this Section 3.15, the State of Pennsylvania. The Pennsylvania Takeover Disclosure Law (the "PTDL") also purports to be applicable to the transactions contemplated by this Agreement since the Company has its principal place of business and substantial assets located in Pennsylvania. To qualify for an exemption under the PTDL, the Purchaser shall be required to make a Section 8(a) filing with the Pennsylvania Securities Commission and pay the appropriate filing fee in accordance with the PDTL.

                  Section 3.16 Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding Shares, voting as a single class, at the Special Meeting to adopt this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby in order to effect the Merger.

                  Section 3.17 Year 2000. All the computer-based systems of the Company and its Subsidiaries, including its information data bases, accounting systems and data processing systems, will not be materially adversely affected by, and will continue to operate in the same manner as such systems currently operate notwithstanding Year 2000, except where the failure to so operate would not, either individually or in the aggregate, have a Company MAE. None of the Intellectual Property or, other assets of the Company and its Subsidiaries used in their current products will be materially adversely affected by, and each thereof will continue to operate in the same manner as it currently operates, notwithstanding Year 2000, except where the failure to so operate would not, either individually or in the aggregate, have a Company MAE. Notwithstanding the foregoing, the Company does not represent and warrant that the databases and systems of its material suppliers will continue to operate in the same manner as it currently operates notwithstanding Year 2000. As used herein, the term "Year 2000" means the occurrence of or calculation involving the Year 2000 A.D., or other calendar dates occurring after December 31, 1999.

                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

                  Parent and the Purchaser jointly and severally represent and warrant to the Company as follows:

                  Section 4.1 Organization. Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not be reasonably expected to have a material adverse effect on the business, operations, assets, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries, taken as a whole, or on the ability of Parent and Purchaser to perform their respective obligations under this Agreement (any such effect, a "Parent MAE"). Parent and the Purchaser are duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, either individually or in the aggregate, have a Parent MAE.

                  Section 4.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and the Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by their Boards of Directors and no corporate action on the part of Parent and the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and the Purchaser, as the case may be, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and the Purchaser, as the case may be, enforceable against them in accordance with its respective terms, except that
(i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 4.3 Consents and Approvals; No Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated thereby and compliance with the provisions thereof will not, (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws or similar organizational documents of Parent, any of its subsidiaries or the Purchaser, (ii) require on the part of Parent or the Purchaser any filing with, or permit, authorization, consent or approval of, any Governmental Entity, except as set forth below and except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on Parent and its Subsidiaries taken as a whole, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, any of its Subsidiaries or the Purchaser is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or the Purchaser or any of their properties or assets, excluding from the foregoing clauses (iii) or (iv) such violations, breaches or defaults which would not, either individually or in the aggregate, have a material adverse effect on Parent, its Subsidiaries or the Purchaser taken as a whole and will not materially impair the ability of Parent or the Purchaser to consummate the transactions contemplated hereby. No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Purchaser or the consummation by Parent and Purchaser of the transactions contemplated hereby, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act; (2) the filing with the SEC of (A) the Schedule 14D-1 and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (3) the filing of the Certificate of Merger with the Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or corporate or "blue sky" laws; (4) such other filings and consents as may be required under any Environmental Law pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement; and (5) such consents, approvals, Orders or authorizations the failure of which to be made or obtained would not, either individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries taken as a whole.

                  Section 4.4 Information in Proxy Statement; Schedule 14D-9. None of the information supplied by Parent or the Purchaser for inclusion in the Proxy Statement will, at the date mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, or for inclusion in the Schedule 14D-9 will, at the time first sent or given to the Company's stockholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  Section 4.5 Financing. Either Parent or the Purchaser has sufficient funds available (through cash on hand and existing credit arrangements or otherwise) to purchase all of the Shares to be purchased in the Offer and to pay all fees and expenses related to the transactions permitted by this Agreement.

                  Section 4.6 Purchaser's Operations. The Purchaser has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

                  Section 4.7 No Recourse. Each of Parent and the Purchaser agrees, to the fullest extent permitted by law (except with respect to claims of fraud), that none of the Company, its Subsidiaries or any of their respective directors, officers, employees, stockholders, affiliates, agents or representatives shall have any liability or responsibility whatsoever to Parent or the Purchaser on any basis (including without limitation in contract, tort or otherwise) based upon any information provided or made available, or statements made, to Parent or the Purchaser prior to the execution of this Agreement.

                                    ARTICLE V

                                    COVENANTS

                  Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as permitted by this Agreement, (ii) as indicated on Schedule 5.1, or (iii) as agreed in writing by Parent, after the date hereof, and prior to the time the directors of the Purchaser have been elected to, and shall constitute a majority of, the Company Board pursuant to
Section 1.3 (the "Appointment Date"):

                            (a) the business of the Company and its Subsidiaries
shall be conducted only in the ordinary and usual course of business in a manner consistent with past practice (including payment of accounts payable, collection of accounts receivable and inventory purchases) and in compliance with applicable laws and the Company and its Subsidiaries shall each use its reasonable best efforts to (i) preserve substantially intact the business organization and assets of the Company and its Subsidiaries, (ii) keep available the services of the present key officers, employees and consultants of the Company and its Subsidiaries, (iii) preserve the present relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company or any of its Subsidiaries has significant business relations, and (iv) maintain net cash of the Company and its Subsidiaries of at least $10 million (without giving effect to any transaction-related fees and expenses of the Financial Advisor, financial printers and outside counsel not exceeding $1.35 million in the aggregate) as of the close of business on the date of the expiration of the Offer;

                            (b) the Company  will not,  directly or  indirectly,
(i) sell, transfer or pledge or agree to sell, transfer or pledge any Shares or capital stock of any of its Subsidiaries beneficially owned by it, either directly or indirectly; (ii) amend its Certificate of Incorporation or By-laws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or any outstanding capital stock of any of the Subsidiaries of the Company;

                            (c) except as disclosed on Schedule 5.1(c),  neither
the Company nor any of its Subsidiaries shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, deliver, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, or other ownership interest (including stock appreciation rights and phantom stock), other than shares of Common Stock reserved for issuance on the date hereof upon the exercise of outstanding Options; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets, whether tangible or intangible, other than sales of products in the ordinary and usual course of business and consistent with past practice; (iv) incur or modify any indebtedness or other material liability or issue any debt securities; or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock or rights in respect thereof;

                            (d) except as disclosed on Schedule 5.1(d),  neither
the Company nor any of its Subsidiaries shall modify, amend or terminate any of its Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

                            (e) neither the Company nor any of its  Subsidiaries
shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated except that any such policy may be replaced with a policy with coverage and on terms and conditions no less favorable to the Company and its Subsidiaries;

                            (f) neither the Company nor any of its  Subsidiaries
shall (i)acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any material assets, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other person, other than guarantees of obligations of wholly-owned

Subsidiaries of the Company in the ordinary course of business; (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to wholly owned Subsidiaries of the Company in the ordinary course of business and consistent with past practice; (iii) make any bid or proposal, or enter into or amend in any material respect any contract or agreement other than in ordinary course of business consistent with past practice, which in any event would either (a) involve aggregate consideration under such bid, proposal, contract or agreement in excess of $2 million or (b) be a bid, proposal or renewal at an amount of which the Company would expect such bid, proposal or renewal to result in a loss thereunder to the Company,
(iv) authorize any single capital expenditure which is in excess of $250,000 or capital expenditures which are, in the aggregate, in excess of $1.0 million for the Company and its Subsidiaries taken as a whole, (v) enter into any transaction, contract or commitment with any affiliate of the Company; or (vi) enter into any material commitment or transaction with respect to any of the foregoing (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets);

                            (g) neither the Company nor any of its  Subsidiaries
shall change any of the accounting methods used by it unless required by GAAP;

                            (h) neither the Company nor any of its  Subsidiaries
will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

                            (i) except to the  extent  required  under  existing
employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement and disclosed to Parent, increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in the ordinary course of business in accordance with past practice, or grant any retention, severance or termination pay not currently required to be paid under existing severance plans to or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt enter into or amend or terminate any collective bargaining agreement or Company Plan, including, but not limited to, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employers;

                            (j) make or change any Tax election,  make or change
any method or accounting with respect to Taxes, file any amended Tax Return or settle or compromise any material Tax liability;

                            (k) settle or  compromise  any pending or threatened
suit, action or claim against the Company or any Subsidiary for an aggregate amount in excess of $50,000 or which is material or which relates to the transactions contemplated hereby;

                            (l) make any change in the key management  structure
of the Company or any of its Subsidiaries, including, without limitation, the hiring of additional officers or the termination of existing officers;

                            (m)  pay,   discharge   or   satisfy   any   claims,
liabilities or obligations (absolute, accrued, asserted or unasserted, contingent of otherwise), other than the payment, discharge or satisfaction in the ordinary course of business in accordance with the terms of such obligation or liability and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

                            (n) neither the Company nor any of its  Subsidiaries
will take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time (except for representations made as of a specific date); or

                            (o) neither the Company nor any of its  Subsidiaries
will authorize or enter into an agreement to do any of the foregoing.

                  Section 5.2 Approvals and Consents; Cooperation. (a) The parties hereto shall use their reasonable best efforts, and cooperate with each other, to obtain all governmental and third party authorizations, approvals, consents or waivers required in order to consummate the Offer and the Merger. Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the Offer and the Merger. The Company further agrees to use its reasonable best efforts to seek to obtain, in connection with Parent and without cost to the Company, Parent, or the Purchaser, any consent of a third party on Schedule 3.4 required to avoid a default or breach of any such contract resulting from this Agreement, the Offer or the Merger.

                            (b)  The  Company  and the  Parent  shall  take  all
reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as soon as practicable to all inquiries and requests received from any Governmental Entity in connection with antitrust matters. Notwithstanding anything to the contrary herein (including the other provisions of this Section 5.2), Parent, the Purchaser and its affiliates shall not be required to divest, or agree to any restrictions with respect to, any of its businesses or assets or the businesses or assets to be acquired in connection with the transactions contemplated hereby. Nothing herein shall prevent the Purchaser, on not more than one occasion, from withdrawing a notification under the HSR Act if the Purchaser intends to refile such notification thereafter in accordance with the terms hereof.

                            (c) In  furtherance  and  not in  limitation  of the
covenants of the parties contained in Sections 5.2(a) and 5.2(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

                            (d) If any  objections  are asserted with respect to
the transactions contemplated hereby or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any regulatory law, each of Parent and the Company shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such regulatory law so as to permit consummation of the transactions contemplated by this Agreement.

                  Section 5.3 Access to Information. Upon reasonable notice, the Company shall (and shall cause its respective Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of the Parent, access, during normal business hours during the period prior to the Effective Time, to all their respective officers, employees, agents, properties, offices, plants and other facilities and books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, financial condition, properties and personnel as Parent may reasonably request. Unless otherwise required by law and until the Appointment Date, Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement between the Company and Parent, dated October 8, 1998 (the "Parent Confidentiality Agreement").

                  Section 5.4  Employee Benefits.

                           The  Parent  shall,  or  shall  cause  the  Surviving
Corporation to, until at least December 31, 1999, maintain employee benefit plans, programs and arrangements (other than stock-based plans) which are, in the aggregate, for the employees who were active full-time employees of the Company or any Subsidiary immediately prior to the Effective Time and continue to be active full-time employees of the Purchaser, the Surviving Corporation, any Subsidiary or any other affiliate of the Purchaser, no less favorable than those provided by the Company and any Subsidiary immediately prior to the Effective Time. From and after the Effective Time, for purposes of determining eligibility, vesting and entitlement to vacation and severance and other benefits for employees actively employed full-time by the Company or any Subsidiary immediately prior to the Effective Time and who continue in the employ of the Company following the Effective Time under any compensation, severance, welfare, pension, benefit, savings or other Plan of the Parent or any of its Subsidiaries in which active full-time employees of the Company and any Subsidiary become eligible to participate (whether pursuant to this Section 5.4 or otherwise), service with the Company or any Subsidiary (whether before or after the Effective Time) shall be credited as if such service had been rendered to the Parent or such Subsidiary (except to the extent necessary to prevent duplication of benefits). Parent will, and will cause the Surviving Corporation to, observe all employment, severance agreements or arrangements which provide for the acceleration of benefits to employees of the Company upon a change of control, plans or policies of the Company and its Subsidiaries, copies of which have been made available to Parent pursuant to Section 3.8, in accordance with their terms.

                  Section 5.5 No Solicitation. The Company, its Subsidiaries, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, the Company or any of its Subsidiaries or any business combination with the Company or any of its Subsidiaries. Neither the Company, any of its Subsidiaries or affiliates nor their respective officers, directors, employees, representatives or agents, shall directly or indirectly, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) concerning any merger, consolidation, tender offer, exchange offer, sale of all or substantially all of the Company's direct and indirect assets, sale of shares of capital stock or similar business combination transactions involving the Company or any Subsidiary or principal operating or business unit of the Company (an "Acquisition Proposal"); provided, however, that if, at any time prior to the purchase of Shares by Purchaser in the Offer, the Company Board by majority vote determines in good faith, after receiving advice from its financial advisor and outside counsel, that failing to take such action would constitute a breach of the fiduciary duties of the Company Board under applicable law, the Company may, in response to a bona fide written Acquisition Proposal which did not result from a breach of this Section 5.5 and which the Board determines in good faith is superior to the Offer (any such bona fide written Acquisition Proposal being referred to as a "Superior Proposal"), (i) furnish information or provide access with respect to the Company and each of its Subsidiaries to such Person pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) and (ii) participate in discussions and negotiations regarding such Acquisition Proposal. The Company Board agrees that it will keep the Parent informed, on a current basis, of the status and terms of any such proposals. In the event that prior to the completion of the Offer, the Company Board determines in good faith, after the Company has received a Superior Proposal and receipt of formal advice from its financial advisor and outside counsel, that failing to take such action would constitute a breach of its fiduciary duties under applicable law, the Company Board may withdraw or modify its approval or recommendation of the Offer, the Merger or this Agreement, approve or recommend a Superior Proposal or terminate this Agreement in accordance with Section 7.1(c)(i), provided that prior to any such action, the Company shall (i) have given Parent at least two business days notice of the effectiveness of such action, and (ii) simultaneously with such action, pay to Parent the fee referred to in Section 7.3 hereof. Furthermore, nothing contained in this Section 5.5 shall prohibit the Company or the Company Board from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules l4d-9 and l4e-2(a) promulgated under the Exchange Act or from making such disclosure to the Company's stockholders or otherwise which, in the judgment of the Company Board with the advice of independent legal counsel, is required under applicable law (in accordance with Section 7.1(c)(i)) or rules of any stock exchange. The Company agrees not to release any third party from, or waive any provisions of,
(i) any standstill agreement to which the Company is a party (other than for the limited purpose of discussions and negotiations permitted by this Section 5.5) and (ii) any confidentiality agreement to which the Company is a party.

                  Section 5.6 Brokers or Finders. (a) The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except PricewaterhouseCoopers Securities LLC, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm dated August 20, 1998; and the Company agrees to indemnify and hold Parent and the Purchaser harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliates.

                           (b) Parent represents, as to itself, its Subsidiaries
and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and Parent agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliates.

                  Section 5.7 Publicity. So long as this Agreement is in effect, neither the Company nor Parent shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange.

                  Section 5.8 Notification of Certain Matters. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence of any event the occurrence, or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 5.9 Directors' and Officers' Insurance and Indemnification. (a) From and after the consummation of the Offer through the sixth anniversary of the date the Effective Time occurs, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director (the "Indemnified Party") of the Company and its Subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses), judgments, fines, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of, (i) the fact that such person is or was a director, officer, employee or agent of the Company or any Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or
(ii) this Agreement, or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under Delaware law or the Company's Certificate of Incorporation, By-laws or indemnification agreements in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any Claim, then from and after consummation of the Offer, the Company (or the Surviving Corporation if after the Effective Time) shall, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final nonappealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. No Indemnified Party may settle any such claim without the prior approval of Parent or the Surviving Corporation (such consent not to be unreasonably withheld). In the event that any claim, action, suit, proceeding or investigation is brought against more than one Indemnified Party (whether arising before or after the Effective Time), the Indemnified Parties as a group shall retain one counsel (plus appropriate local counsel) reasonably satisfactory to Parent or the Surviving Corporation.

                           (b) Parent and the  Company  agree that all rights to
indemnification and all limitations of liability existing in favor of the Indemnified Party as provided in the Company's Certificate of Incorporation and By-laws as in effect as of the date hereof shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time to the extent such rights are consistent with the DGCL; provided that, in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; provided further, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware law, the Company's Certificate of Incorporation or By-laws or such agreements, as the case may be, shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to Parent; and provided further, that nothing in this Section 5.9 shall impair any rights or obligations of any present or former directors or officers of the Company.

                           (c) In the event  Parent or the  Purchaser  or any of
their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.9, proper provision shall be made so that the successors and assigns of Parent and the Purchaser assume the obligations set forth in this Section 5.9 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

                           (d)  Parent  or  the  Surviving   Corporation   shall
maintain the Company's existing directors' and officers' liability insurance policy ("D&O Insurance") for a period of not less than six years after the Effective Date; provided, that (i) Parent may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; (ii) if the existing D&O Insurance expires or is canceled during such period, Parent or the Surviving Corporation will use their reasonable best efforts to obtain substantially similar D&O Insurance,
(iii) in no event shall Parent or the Surviving Corporation be required to expend more than an amount per year in excess of 175% of current annual premiums paid by the Company (which the Company represents and warrants to be not more than $156,000) to maintain or procure insurance coverage pursuant hereto; (iv) if the annual premiums of such insurance coverage would exceed 175% of current annual premiums, Parent or the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding 175% of current annual premiums.

                  Section 5.10 Stockholder Litigation. (a) Each of the Company and Parent will give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company, Parent or Purchaser, as applicable, or their respective directors relating to the transactions contemplated by this Agreement. The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any stockholder of the Company relating to the Offer or this Agreement, without prior written consent of Parent, which shall not be unreasonably withheld.

                           (b)  Except  as  permitted  by  Section  5.5 of  this
Agreement, the Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger.

                  Section 5.11 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

                  Section 5.12 State Takeover Statutes. During the term of this Agreement, except as permitted by Section 5.5, the Company Board shall not repeal or otherwise alter the resolutions of the Company Board that render
Section 203 of the DGCL (or any similar provision) inapplicable to the Offer, the Merger, this Agreement, the Tender Agreement, the other transactions contemplated hereby and thereby.

                  Section 5.13 Stop Transfer Order. If requested by Parent, the Company will instruct the Company's transfer agent that, there is a stop transfer order with respect to all of the Shares covered by the Tender Agreement and that the Tender Agreement places limits on the transfer of such Shares.

                                   ARTICLE VI

                                   CONDITIONS

                  Section 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                           (a) Stockholder  Approval.  This Agreement shall have
been approved and adopted by the requisite vote of the holders of Shares, if required by the DGCL, in order to consummate the Merger;

                           (b)  Statutes;  Consents.  No statute,  rule,  order,
decree or regulation shall have been enacted or promulgated by any foreign or domestic Governmental Entity or authority of competent jurisdiction which prohibits the consummation of the Merger and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time;

                           (c)   Injunctions.   There   shall  be  no  order  or
injunction (whether temporary, preliminary or permanent) of a foreign or United States federal or state court or other governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger, which order or injunction is final and nonappealable;

                           (d) HSR Act. The applicable time period under the HSR
Act shall have expired or been terminated; and

                           (e) Consummation of Offer. Parent, Purchaser or their
affiliates shall have purchased Shares pursuant to the Offer.

                                   ARTICLE VII

                                   TERMINATION

                  Section 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

                           (a) By the mutual  consent of the Board of  Directors
of Parent and the Company Board.

                           (b) By  either of the  Company  Board or the Board of
Directors of Parent:

                                    (i) if Parent or the  Purchaser  shall  have
         terminated the Offer or if Shares shall not have been purchased pursuant to the Offer on or prior to May 10, 1999; provided, however, that in the event of a delay in the Purchaser's purchase of the Shares pursuant to the Offer resulting from an inquiry for additional materials made by a Governmental Entity relating to the HSR Act or Federal antitrust laws, the right to terminate this Agreement under this Section 7(b)(i) shall be extended until June 23, 1999; provided, further, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or the Purchaser, as the case may be, to purchase Shares pursuant to the Offer on or prior to such date; or

                                    (ii) if any Governmental Entity of competent
         jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable and, with respect to any court or governmental body located outside the United States, such order, decree, ruling or other action would, either individually or in the aggregate, have a Company MAE or a material adverse effect on the business, operations, assets, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries taken as a whole;

                           (c)      By the Company Board:

                                    (i) if,  prior  to the  purchase  of  Shares
         pursuant to the Offer, the Company Board shall have (A) received a bona fide offer which the Company Board determines in good faith is a Superior Proposal, and (B) determined in good faith, as a result of such Superior Proposal, based on the formal advice of outside counsel to the Company, that the failure to terminate this Agreement would violate its fiduciary duties to the Company's stockholders under applicable law (provided that such termination under this clause (c) shall not be effective until the Company has made payment of the fee required simultaneous with such termination pursuant to Section 7.3 hereof); or

                                    (ii) if,  prior to the  purchase  of  Shares
         pursuant to the Offer, Parent or the Purchaser breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect, and such breach is not cured within fifteen (15) business days of written notice; or

                                    (iii) if Parent or the Purchaser  shall have
         terminated the Offer, or the Offer shall have expired, without Parent or the Purchaser, as the case may be, purchasing any Shares pursuant thereto; provided that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(iii) if the Company is in material breach of this Agreement; or

                                    (iv)  if  Purchaser  shall  have  failed  to
         commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(iv) if the Company is in material breach of this Agreement.

                           (d)      By the Board of Directors of Parent:

                                    (i)  if  Purchaser   shall  have  failed  to
         commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent is in material breach of this Agreement;

                                    (ii) if,  prior to the  purchase  of  Shares
         pursuant to the Offer, the Company Board shall have withdrawn, or modified or changed in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended an Acquisition Proposal or shall have executed an agreement in principle (or similar agreement) or definitive agreement relating to an Acquisition Proposal or similar business combination with a person or entity other than Parent, the Purchaser or their affiliates (or the Company Board resolves to do any of the foregoing);

                                    (iii) if following any  negotiations  by the
         Company with any person (other than Parent or Purchaser) of an Acquisition Proposal, there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in clause (b) of Annex A would not be satisfied;

                                    (iv) if,  prior to the  purchase  of  Shares
         pursuant to the Offer, the Company breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect, and such breach is not cured within fifteen (15) business days of written notice; or

                                    (v) the  Minimum  Condition  shall  not have
         been satisfied by the expiration date of the Offer and on or prior to such date (A) any person (other than Parent or Purchaser) shall have made and not withdrawn a bona fide proposal or public announcement or communication to the Company with respect to an Acquisition Proposal or
         (B) any person (including the Company or any of its affiliates or Subsidiaries), other than Parent, the Purchaser or any of their affiliates shall have become the beneficial owner of more than 25% of the Shares.

                  Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (except Section 7.3), and there shall be no liability on the part of Parent or the Company except for fraud or for willful breach of this Agreement.

                  Section 7.3 Termination Fee. In the event that the Company Board terminates this Agreement pursuant to Section 7.1(c)(i) or the Board of Directors of Parent terminates this Agreement pursuant to Section 7.1(d)(ii) or
(v) the Company shall concurrently (or on the following business day if termination is by Parent) pay to Parent a termination fee of $3.0 million.

         In the event that (x) the Company terminates this Agreement pursuant to
Section 7.1(b)(i) at a time when Parent had a right to terminate this Agreement pursuant to Section 7.1(d)(iii) or Parent terminates this Agreement pursuant to
Section 7.1(d)(iii) and (y) the Company or any of its Subsidiaries enters into an agreement with respect to a Third Party Acquisition (defined below) (an "Acquisition Agreement") within 12 months of termination, the Company shall pay Parent $3.0 million simultaneously with the signing of the Acquisition Agreement.

         "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger, tender offer or otherwise by any person or group of persons acting in concert other than Parent, Purchaser or any affiliate thereof (at a price greater than $13.50 per Share in the case of an acquisition by a person or group of persons with whom or which the Company did not have direct or indirect (through affiliates or otherwise) discussions prior to the termination of the Merger Agreement) (a "Third Party"); (ii) the acquisition by a Third Party of 35% or more of the assets of the Company and its Subsidiaries, taken as a whole, in one transaction or a related series of transactions; (iii) the acquisition by a Third Party or more than 35% of the outstanding Shares, in one transaction or a related series of transactions; (iv) the adoption by the Company of a plan of complete liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by the Company or any of its Subsidiaries of 50% or more of the outstanding Shares.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce or change the Merger Consideration or change the timing of the payment of such Merger Consideration.

                  Section 8.2 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

                  Section 8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      if to Parent or the Purchaser, to:

                                    L-3 Communications Corporation
                                    600 Third Avenue
                                    New York, New York 10016
                                    Attention: Christopher C. Cambria, Esq.

                           with an additional copy to:

                                    Simpson Thacher & Bartlett
                                    425 Lexington Avenue
                                    New York, New York 10017
                                    Attention: William E. Curbow, Esq.


                                    and

                           (b)    if to the Company, to:

                                  Aydin Corporation
                                  47 Friends Lane
                                  Newtown, PA 18940
                                  Telephone No.: (215) 497-8288
                                  Telecopy No.: (215) 497-8124
                                  Attention: James Henderson, President

                                  with copies to:

                                  Warren Lichtenstein
                                  Steel Partners
                                  150 East 52nd Street, 21st Floor
                                  New York, New York 10022
                                  Telephone No.: (212) 813-1500
                                  Telecopy No.:  (212) 813-2198; and

                                  Olshan Grundman Frome Rosenzweig & Wolosky LLP 505 Park Avenue
                                  New York, New York 10022
                                  Telephone No.: (212) 753-7200
                                  Telecopy No.: (212) 735-1787
                                  Attention: Steven Wolosky, Esq.

                  Section  8.4  Certain   Definitions.   For  purposes  of  this
Agreement:

                           (a) An "affiliate" of any Person means another Person
that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

                           (b) a  "Company  MAE"  means any fact,  circumstance,
condition or effect which is (i) materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, other than any change, circumstance or effect relating to the economy or securities markets in general or the industries in which the Company operates and not specifically relating to the Company, or (ii) materially adverse to the ability of the Company to perform any of its material obligations under this Agreement. A "Company MAE" will be deemed to exist if net cash of the Company and its Subsidiaries is less than $10 million (without giving effect to any transaction-related fees and expenses of the Financial Advisor, financial printers and outside counsel not exceeding $1.35 million in the aggregate) as of the close of business on the date of the expiration of the Offer. Notwithstanding the foregoing, no "Company MAE" will be deemed to exist solely by reason of the liabilities referred to in Schedule 3.6 or Schedule 3.7 (excluding in each case any references to Schedule 3.9 contained therein).

                           (c)  "Knowledge"  of  any  Person  which  is  not  an
individual means the knowledge of any of such Person's executive officers and directors after reasonable inquiry.

                           (d)  "Person"  means  an   individual,   corporation,
partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                           (e)  a  "Subsidiary"  of  any  Person  means  another
Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

                           (f)  "Tender   Agreement"  shall  mean  that  certain
agreement entered into by Parent, Purchaser and Steel Partners II, L.P., Sandera Partners, L.P., and Newcastle Partners, L.P. (collectively, the "Shareholders") regarding, among other things, the voting of Shares held by the Shareholders.

                  Section 8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

                  Section 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  Section 8.7 Entire Agreement; Third Party Beneficiaries. This Agreement and the Parent Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 4.7 and 5.9, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 8.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 8.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  Section 8.10 Jurisdiction. Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement or otherwise, and any action for enforcement of any judgement in respect thereof shall be brought exclusively in the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company, Parent and the Purchaser each hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts thereof. The Company, Parent and the Purchaser irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company, Parent or the Purchaser at their respective addresses referred to in Section 8.3 hereof. The Company hereby designates Olshan Grundman Frome Rosenzweig & Wolosky LLP as its representative agent for the service of process, and service upon the Company shall be deemed to be effective upon service of Olshan Grundman Frome Rosenzweig & Wolosky LLP. Subsequent to the Effective Time, the Company may designate another corporate agent or law firm reasonably acceptable to Parent and located in New York, New York, as successor agent. The Company, Parent and the Purchaser each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or otherwise brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

                  Section 8.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  Section 8.12 Guarantee. Parent guarantees performance by the Purchaser of the obligations of Purchaser hereunder.

                  IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                            AYDIN CORPORATION


                                            By:/s/ Warren Lichtenstein
                                               ------------------------------
                                               Name:  Warren Lichtenstein
                                               Title: Chairman


                                            L-3 COMMUNICATIONS CORPORATION


                                            By:/s/ Christopher C. Cambria
                                               --------------------------------
                                               Name:  Christopher C. Cambria
                                               Title: Vice President &
                                                      General Counsel

                                            ANGEL ACQUISITION CORPORATION

                                            By:/s/ Christopher C. Cambria
                                               ---------------------------------
                                               Name:  Christopher C. Cambria
                                               Title: President & Secretary

                                                                         ANNEX A

                             CONDITIONS TO THE OFFER

                  Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer if (i) the Minimum Condition has not been satisfied, (ii) any applicable waiting period under the HSR Act has not expired or terminated prior to the expiration of the Offer, or (iii) at any time on or after March 1, 1999 and before the time of acceptance of Shares for payment pursuant to the Offer, any of the following events shall occur:

                           (a) there  shall have been any  action or  proceeding
taken or instituted and pending, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer or the Merger, or any other action taken, proposed or threatened, by any domestic or foreign federal or state governmental regulatory or administrative agency or authority or court or legislative body or commission which does or could reasonably be expected to (l) prohibit or impose any material limitations on, Parent's or the Purchaser's ownership or operation of all or a material portion of the Company's or its Subsidiaries' businesses or assets compelling Parent, Purchaser or any of their affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its Subsidiaries or Parent, or any of its affiliates, as a result of the transactions contemplated by the Offer or the Merger Agreement,
(2) prohibit or make illegal the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer or the Merger, (3) result in a material delay in or restrict the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares, or (4) impose material limitations on the ability of the Purchaser or Parent effectively to acquire or exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, provided that Parent shall have used all reasonable efforts to cause any such judgment, order or injunction to be vacated or lifted; provided further that the condition specified in this paragraph (a) shall not be deemed to exist by reason of any court proceeding pending on the date hereof and known to the Purchaser or Parent, unless in the reasonable judgement of the Purchaser there is any material adverse development in any such proceeding after the date hereof, or before the date hereof if not known to the Purchaser or Parent on the date hereof, which would result in any of the consequences referred to in clauses (1) through (4) above;

                           (b) the representations and warranties of the Company
set forth in the Agreement shall not be true and correct in any respect as of the date of consummation of the Offer as though made on or as of such date or the Company shall have breached or failed in any material respect to perform or comply with any obligation, agreement or covenant required by the Agreement to be performed or complied with by it except, in each case, those representations and warranties that address matters only as of a particular date which are true and correct as of such date;

                           (c) the  Agreement  shall  have  been  terminated  in
accordance with its terms;

                           (d) (i) the Company  Board shall have  withdrawn,  or
modified or changed in a manner adverse to Parent or the Purchaser (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Agreement, or the Merger, or recommended another proposal or offer, or shall have resolved to do any of the foregoing or (ii) any such corporation, partnership, person or other entity or group shall have entered into a definitive agreement or an agreement in principle with the Company with respect to a tender offer or exchange offer for any Shares or a merger, consolidation or other business combination with or involving the Company or any of its Subsidiaries;

                           (e) there  shall have  occurred  any fact that had or
could reasonably be expected to result in a Company MAE;

                           (f)  there  shall  have   occurred  (i)  any  general
suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the counter market in the United States, (ii) a decline of at least 25% in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 index from the date hereof, (iii) any material adverse change or any existing or threatened condition, event or development involving a prospective material adverse change in United States or other material international currency exchange rates or a suspension of, or limitation on, the markets therefor, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (v) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or any other event that, in the reasonable judgment of the Purchaser, could reasonably be expected to materially adversely affect the extension of credit by banks or other lending institutions, (vi) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States (except for any such event involving Iraq or Bosnia) or materially adversely affecting (or materially delaying) the consummation of the Offer or (vii) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof; or

                           (g) any applicable waiting periods under any material
foreign statutes or regulations shall not have expired or been terminated, or any material approval, permit, authorization or consent of any domestic or foreign governmental, administrative, or regulatory agency (federal, state, local, provincial or otherwise) shall not have been obtained on terms satisfactory to the Parent in its reasonable discretion;

which in the reasonable judgment of Purchaser with respect to each and every matter referred to above and regardless of the circumstances (including any action or inaction by Purchaser or any of its affiliates other than a breach of the Merger Agreement) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment of or payment for Shares or to proceed with the Merger.

                  The foregoing conditions are for the sole benefit of the Purchaser and Parent and may be waived by Parent or the Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                List of Schedules


Schedule 3.2 - Capitalization

Schedule 3.4 - Required Consents and Approvals

Schedule 3.5 - SEC Reports and Financial Statements

Schedule 3.6 - Liabilities

Schedule 3.7 - Absence of Changes

Schedule 3.8 - Employee Benefit Plans

Schedule 3.9 - Litigation

Schedule 3.10 - Defaults and Non-Compliance with Laws

Schedule 3.11 - Taxes

Schedule 3.12 - Real Property

Schedule 3.13 - Environmental Matters

Schedule 5.1(c) - Interim Operations





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